Exhibit 10.3

Dated 28 November 2012

PARAGON SHIPPING INC.

as Borrower

-and-

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

-and-

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 2

as Swap Banks

-and-

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

as Arranger, Agent and Security Trustee

SECOND SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated 30 March 2009 (as amended)

for a term loan facility of up to US$30,000,000

secured against m.v. “KIND SEAS”

CONSTANT & CONSTANT

2, Defteras Merarchias

185 35 Piraeus

Greece

INDEX

Clause		Page

1	DEFINITIONS	1

2	REPRESENTATIONS AND WARRANTIES	1

3	AGREEMENT OF THE CREDITOR PARTIES	2

4	CONDITIONS	3

5	VARIATIONS TO LOAN AGREEMENT	4

6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS	4

7	FEES AND EXPENSES	5

8	NOTICES	5

9	APPLICABLE LAW	5

10	THIRD PARTY RIGHTS	6

EXECUTION PAGES		7

SCHEDULE 1 LENDERS AND COMMITMENTS		9

SCHEDULE 2 SWAP BANKS		10

SCHEDULE 3 FORM OF CONFIRMATION		11

THIS SECOND SUPPLEMENT AGREEMENT dated 28 November 2012 and made

BETWEEN:

(1)	PARAGON SHIPPING INC. as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Lenders;

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2 as Swap Banks; and

(4)	THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND as Arranger, Agent and Security Trustee,

IS SUPPLEMENTAL to a Loan Agreement dated 30 March 2009 as amended by a first supplemental agreement dated 23 March 2010 and two side letters dated 23 December 2011 and 27 September 2012 respectively (together, the “Loan Agreement”) made between (i) the Borrower, (ii) the Lenders, (iii) the Swap Banks, (iv) the Arranger, (v) the Agent and (vi) the Security Trustee pursuant to which the Lenders made available to the Borrower a term loan facility of up to Thirty Million United States Dollars (US$30,000,000) upon the terms and for the purposes therein specified.

WHEREAS the Lenders, the Swap Banks, the Arranger, the Agent and the Security Trustee have agreed to give their consent, subject to the terms and conditions herein contained, to amongst other things, the rescheduling of the remaining repayment instalments of the Loan.

NOW THEREFORE IT IS HEREBY AGREED

1	DEFINITIONS

1.1	Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Second Supplemental Agreement.

1.2	In this Second Supplemental Agreement, unless the context otherwise requires:

“Second Mortgage Addendum” means the addendum to the first preferred Marshall Islands mortgage over m.v. “KIND SEAS” dated 31 March 2009, as amended by the first mortgage addendum dated 23 March 2010, executed by the Corporate Guarantor as owner, in favour of the Security Trustee.

1.3	Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations. Clause headings are inserted for convenience of reference only and shall be ignored in construing this Second Supplemental Agreement. References to Clauses are to clauses of this Second Supplemental Agreement save as may be otherwise expressly provided in this Second Supplemental Agreement.

2	REPRESENTATIONS AND WARRANTIES

2.1	The Borrower hereby represents and warrants to the Creditor Parties that, as at the date of this Second Supplemental Agreement, the representations and warranties set forth in clause 10 of the Loan Agreement (updated mutatis mutandis to the date of this Second Supplemental Agreement) are true and correct as if all references therein to “this Agreement” were references to the Loan Agreement as further amended by this Second Supplemental Agreement.

2.2	The Borrower hereby further represents and warrants to the Creditor Parties that as at the date of this Second Supplemental Agreement:

(a)	it is duly formed and validly existing and in goodstanding under the laws of the country of its incorporation and has full power to enter into and perform its obligations under this Second Supplemental Agreement to which it is a party and has complied with all statutory and other requirements relative to its business;

(b)	all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Second Supplemental Agreement, the Second Mortgage Addendum and all other documents to be executed in connection with the amendments to the Loan Agreement as contemplated hereby have been obtained and will be maintained in full force and effect throughout the Security Period;

(c)	it has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Second Supplemental Agreement and this Second Supplemental Agreement constitutes the valid and binding obligations of the Borrower enforceable in accordance with its terms;

(d)	the execution, delivery and performance of this Second Supplemental Agreement, the Second Mortgage Addendum and all such other documents as contemplated hereby does not and will not during the Security Period constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on the Borrower or on any of its respective property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents) on any of such property or assets;

(e)	it has fully disclosed in writing to the Creditor Parties all facts which it knows or which it should reasonably know and which are material for disclosure to the Creditor Parties in the context of this Second Supplemental Agreement and all information furnished by the Borrower or on its behalf relating to its business and affairs in connection with this Second Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading; and

(f)	no Event of Default (save for any Event of Default which may exist under Clause 19.1(f) of the Loan Agreement with regard however only to any Financial Indebtedness of a Relevant Person to any person other than the Creditor Parties pursuant to the Finance Documents) has occurred and continues at date of this Second Supplemental Agreement

3	AGREEMENT OF THE CREDITOR PARTIES

3.1	The Creditor Parties, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this Second Supplemental Agreement, hereby agree with the Borrower subject to and upon the terms and conditions of this Second Supplemental Agreement and in particular, but without limitation, subject to and with effect from the fulfillment of the conditions precedent set out in Clause 4, to the rescheduling of the remaining instalments of the Loan in accordance with Clause 5.

3.2	The Borrower confirms that it will continue to remain liable to perform its obligations under the Loan Agreement (as hereby amended) and the Finance Documents to which it is a party.

4	CONDITIONS

4.1	The agreement of the Creditor Parties contained in Clause 3.1 of this Second Supplemental Agreement shall be subject to the following condition that the Creditor Parties shall have received in form and substance satisfactory to the Security Trustee on behalf of the Lenders and their legal advisers on or before the signature hereof:

(a)	a certificate of a Director of the Borrower confirming the names and offices of all the Directors and/or Officers of the Borrower, and confirming that the Borrower’s incorporation and constitutional documents have not been altered or amended since 23 March 2009;

(b)	true and complete copies of the resolutions passed at a meeting of the Board of Directors of the Borrower, authorising and approving the execution of this Second Supplemental Agreement and any other document or action to which the Borrower is a party, and authorising its appropriate officer or officers or other representatives to execute the same on its behalf;

(c)	the original of any power of attorney issued by the Borrower pursuant to such resolutions aforesaid;

(d)	true and complete copies of the resolutions passed at a meeting of the Board of Directors of the Corporate Guarantor, authorising and approving the execution of the Second Mortgage Addendum and any other document or action to which the Corporate Guarantor is a party, and authorising its appropriate officer or officers or other representatives to execute the same on its behalf;

(e)	the original of any power of attorney issued by the Corporate Guarantor pursuant to such resolutions aforesaid;

(f)	certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Second Supplemental Agreement and the Second Mortgage Addendum(including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Security Trustee deems appropriate;

(g)	a duly executed original of this Second Supplemental Agreement and the Second Mortgage Addendum, together with evidence that the Second Mortgage Addendum has been duly registered against the Ship in accordance with the laws of the Republic of The Marshall Islands;

(h)	such legal opinions as the Security Trustee may require in respect of the matters contained in this Second Supplemental Agreement and the Second Mortgage Addendum;

(i)	a duly executed confirmation from each Security Party in the form of Schedule 3 hereto, confirming that (notwithstanding the amendments made to the Loan Agreement pursuant to this Agreement) the Finance Documents to which it is a party and its obligations thereunder remain valid and binding; and

(j)	receipt by the Lenders of the expenses referred to in Clause 7.1.

4.2	The agreement of the Creditor Parties contained in Clause 3.1 of this Second Supplemental Agreement shall be further subject to the condition that the Creditor Parties shall receive evidence satisfactory to the Agent of the agreement of the relevant banks and financial institutions to similar amendments (as set out in Clause 5 hereof) to the other loan facilities currently in place with Paragon Shipping Inc. as borrower within 90 days from the date of this Second Supplemental Agreement.

5	VARIATIONS TO LOAN AGREEMENT

5.1	In consideration of the agreement of the Creditor Parties contained in Clause 3.1 of this Second Supplemental Agreement, the Borrower hereby agrees with the Creditor Parties that the provisions of the Loan Agreement shall as of the date on which the conditions precedent set out in Clause 4 have been complied with to the satisfaction of the Creditor Parties be varied and/or amended and/or supplemented as follows:

(a)	by construing all references therein to “this Agreement” where the context admits as being references to “this Agreement as the same is amended and supplemented by the Second Supplemental Agreement dated 28 November 2012 and as the same may from time to time be further supplemented and/or amended”;

(b)	by inserting in clause 1.1 thereof the definition set out in Clause 1.2 hereof;

(c)	by construing the definition of “Finance Documents” set out in clause 1.1 of the Loan Agreement to include the Second Mortgage Addendum defined in Clause 1.2 hereof;

(d)	by deleting the definition of “Margin” in clause 1.1 thereof and replacing it with the following:-

““Margin” means two point five zero per cent (2.50%) per annum;”; and

(e)	by deleting clause 8.2 thereof and replacing it with the following:-

“8.2 Repayment Dates. The first instalment shall be repaid on the date falling three (3) months after the Drawdown Date and the last instalment on the earlier of (i) the date falling ninety nine (99) months after the Drawdown Date and (ii) 30 June 2017.”.

5.2	The parties agree that with effect from and including the repayment instalment due on 28 September 2012, the outstanding Loan shall be repaid by twenty (20) consecutive quarterly instalments, the first eight (8) of which shall be in the amount of US$350,000 each and the next twelve (12) of which shall be in the amount of US$1,000,000 each and by a balloon payment in the amount of US$700,000 payable together with the final quarterly instalment. Clause 8.1 of the Loan Agreement shall be construed accordingly.

5.3	The parties agree that the provisions of Clauses 12.7 (financial covenants) and 15.1 (security cover) of the Loan Agreement shall be waived in each case until 31 December 2014. Thereafter, with effect from 1 January 2015:

(a)	the relevant amount for the purposes of Clause 12.7(c) of the Loan Agreement shall be $500,000 per Fleet Vessel; and

(b)	the relevant Leverage Ratio for the purposes of Clause 12.7(d) of the Loan Agreement shall be 0.8:1.

For the avoidance of doubt, any shortfall in the security cover percentage under Clause 15.1 and any breach of Clause 12.7, as may have occurred prior to the date of this Second Supplemental Agreement is hereby waived

5.4	For the avoidance of doubt, the parties confirm that the minimum liquidity requirement under Clause 12.5 of the Loan Agreement shall remain at $750,000.

6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS

6.1	Save for the alterations to the Loan Agreement made or to be made pursuant to this Second Supplemental Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Second Supplemental Agreement, the Loan Agreement shall remain in full force and effect and the security constituted by the Finance Documents shall continue and remain valid and enforceable in all respects.

7	FEES AND EXPENSES

7.1	The Borrower agrees to pay to the Creditor Parties upon demand and from time to time all costs, charges and expenses (including legal fees and VAT, if applicable) incurred by the Creditor Parties in connection with the preparation, negotiation, execution and (if required) registration of, or preservation of rights under or the enforcement or attempted enforcement of, the Loan Agreement, the Finance Documents, this Second Supplemental Agreement or otherwise in connection with the Loan or any part thereof.

8	NOTICES

8.1	The provisions of clause 28 (Notices) of the Loan Agreement shall apply to this Second Supplemental Agreement as if the same were set out herein in full, provided that all notices to be sent to The Governor and Company of the Bank of Ireland as a Lender, the Swap Bank, the Agent and the Security Trustee shall henceforth be sent as follows (and the provisions of clause 28 of the Loan Agreement and the relevant provisions of the Master Agreement and the other Finance Documents shall be amended accordingly):

The Governor and Company of

the Bank of Ireland

1st Floor,

2 Burlington Plaza

Burlington Road

Dublin 4

Ireland

Fax No.+ 353 7662 44655

9	APPLICABLE LAW

9.1	This Second Supplemental Agreement (and any non contractual obligations connected with it) shall be governed by and construed in accordance with English law.

9.2	Subject to Clause 9.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Second Supplemental Agreement.

9.3	Clause 9.2 is for the exclusive benefit of the Creditor Parties which reserve the right:

(a)	to commence proceedings in relation to any matter which arises out of or in connection with this Second Supplemental Agreement in the courts of any country other than England and which have or claim jurisdiction to that matter; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Borrower shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Second Supplemental Agreement.

9.4	The Borrower irrevocably appoints HTD Services Limited at its office for the time being, presently at Irongate House, Duke’s Place, London EC3A 7HX, England to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Second Supplemental Agreement.

9.5	Nothing in this Clause 9 shall exclude or limit any right which the Creditor Parties may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

9.6	In this Clause 9, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

10	THIRD PARTY RIGHTS

10.1	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Second Supplemental Agreement.

IN WITNESS WHEREOF the parties hereto have caused this Second Supplemental Agreement to be duly executed the day and year first above written.

EXECUTION PAGES

BORROWER

SIGNED by Anastassios Gabrielides & George Skrimizeas for and on behalf of PARAGON SHIPPING INC. in the presence of:	) ) ) ) )

LENDERS

SIGNED by Jeremy Watson for and on behalf of THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND in the presence of:	) ) ) ) ) ) )

ARRANGER

SIGNED by Jeremy Watson for and on behalf of THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND in the presence of:	) ) ) ) ) ) )

AGENT

SIGNED by Jeremy Watson for and on behalf of THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND in the presence of:	) ) ) ) ) ) )

SECURITY TRUSTEE

SIGNED by Jeremy Watson for and on behalf of THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND in the presence of:	) ) ) ) ) ) )

CHRISTINA GIAGKA CONSTANT & CONSTANT 2, II MERARCHIAS STREET PIRAEUS, 185 35 - GREECE

SCHEDULE 1

LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment

The Governor and Company of the Bank of Ireland	Head Office 40 Mespil Road Dublin 4 Ireland	$30,000,000

SCHEDULE 2

SWAP BANKS

Swap Bank	Booking Office

The Governor and Company of the Bank of Ireland	Colvill House Talbot Street
Dublin 1
Ireland

SCHEDULE 3

FORM OF CONFIRMATION

[                    ] 2012

We hereby confirm and acknowledge we have read and understood the terms and conditions of the Second Supplemental Agreement dated [                    ] 2012 (the “Second Supplemental Agreement”) to the Loan Agreement dated 30 March 2009 as amended by a supplemental agreement dated 23 March 2010 and the side letters dated 23 December 2011 and 27 September 2012 (together, the “Loan Agreement”) made between (i) Paragon Shipping Inc. as borrower (the “Borrower”), (ii) the banks and financial institutions listed in schedule 1 therein as lenders, (iii) the banks and financial institutions listed in schedule 2 therein as swap banks and (iv) The Governor and Company of the Bank of Ireland as arranger, agent and security trustee, and agree in all respects to the same and confirm that the Finance Documents (as defined in the Loan Agreement) to which we are a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement (as amended by the Second Supplemental Agreement).

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